Stonefield
Josephson, Inc.
Certified Public Accountants
Business Advisors


               Consent of Independent Certified Public Accountants

                                 March 14, 2003


         We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated December 4, 2002, relating to the financial statements of Golf Two, Inc. (a Development Stage Company) for the year ended December 31, 2002, and the periods from March 15, 2001 (Inception) to December 31, 2002 and 2001, and the reference to our firm under the Caption "Experts" in the Prospectus.




                                        /s/ Stonefield Josephson, Inc.
                                        ------------------------------
                                        Stonefield Josephson, Inc.
                                        A Professional Accountancy Corporation
                                        Santa Monica, California